                                                                      EXHIBIT 11

                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS



                                                                      WEIGHTED
                                                                       AVERAGE
                                                                 OUTSTANDING SHARES
                                                                  INCLUDING COMMON
                                                                  STOCK EQUIVALENTS
                                                                 ------------------
         Fiscal year ended February 29, 1996......................    3,238,061
         Fiscal year ended February 28, 1995......................    3,199,185
         Fiscal year ended February 26, 1994......................    3,168,557


                                                                       WEIGHTED
                                                                        AVERAGE
                                                                   OUTSTANDING SHARES
                                                                    OF COMMON STOCK
                                                                   ------------------
         Fiscal year ended February 29, 1996......................    3,238,061
         Fiscal year ended February 28, 1995......................    3,028,725
         Fiscal year ended February 26, 1994......................    2,869,653



                                                                       LOSS FROM
                                                                CONTINUING OPERATIONS
                                                               AFTER SERIES A PREFERRED
                                                                    STOCK DIVIDENDS
                                                              -------------------------
                                                              TOTAL (000's)   PER SHARE
                                                              -------------   ---------
         Fiscal year ended February 29, 1996.................   $(2,586)      $  (0.80)
         Fiscal year ended February 28, 1995.................   $  (185)      $  (0.06)
         Fiscal year ended February 26, 1994.................   $  (515)      $  (0.18)



                                                                       NET LOSS
                                                               ATTRIBUTABLE TO COMMON
                                                                     STOCKHOLDERS
                                                              -------------------------
                                                              TOTAL (000's)   PER SHARE
                                                              -------------   ---------
         Fiscal year ended February 29, 1996.................   $(2,543)      $  (0.79)
         Fiscal year ended February 28, 1995.................   $   (95)      $  (0.03)
         Fiscal year ended February 26, 1994.................   $  (515)      $  (0.18)





 Note: Income per share amounts attributable to common stockholders are computed on the basis of the weighted average number of outstanding common shares and common stock equivalents determined by applying the treasury stock method to stock options and warrants outstanding. Loss per share amounts do not include common stock equivalents since that would reduce the net loss per share.